Exhibit 99.1

FOR IMMEDIATE RELEASE

BROCADE CONTACTS

Media Relations Michelle Leach Tel: 408.333.5319 mleach@brocade.com	Investor Relations Shirley Stacy Tel: 408.333.5752 sstacy@brocade.com	Bite PR Mat Small Tel: 415.365.0398 Mat.small@bitepr.com

MCDATA CONTACTS

Media Relations Jil Backstrom Tel: 720.558.4774 pressrelease@mcdata.com	Investor Relations Renee Lyall Tel: 408.567.5815 renee.lyall@mcdata.com

Federal Trade Commission Clears Brocade Acquisition of McDATA

San Jose, Calif. and Broomfield, Colo. – January 23, 2007 - Brocade Communications Systems, Inc. (Nasdaq: BRCD) and McDATA Corporation (Nasdaq: MCDTA/MCDT) today confirmed that the United States Federal Trade Commission (FTC) has closed its antitrust review of Brocade’s pending acquisition of McDATA Corporation and that the waiting period under the Hart-Scott-Rodino Act has expired.

Special meetings for both Brocade and McDATA stockholders will be held on January 25, 2007, and subject to stockholder approval, the companies expect to close the transaction on January 29, 2007.

Cautionary Statement

This press release contains statements that are forward-looking in nature, including statements regarding the completion of Brocade’s proposed acquisition of McDATA. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the risk that the transaction does not close, including the risk that

Brocade

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T. 408.333.8000 F. 408.333.8101

www.brocade.com

required stockholders of Brocade or McDATA do not approve the transaction. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2006. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

About Brocade

Brocade is the leading provider of networked storage solutions that help organizations connect, share, and manage their information. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

About McDATA

McDATA (Nasdaq: MCDTA/MCDT) is the leading provider of data access solutions, helping customers build, globally connect, optimize, and centrally manage data infrastructures across SAN, MAN, and WAN environments. With nearly 25 years experience developing SAN products, services, and solutions, McDATA is the trusted partner in the world’s largest data centers, connecting more than two-thirds of all networked data.

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Brocade, the Brocade B-weave logo, Fabric OS, File Lifecycle Manager, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and the Brocade B-wing symbol and Tapestry are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

Brocade has filed with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Brocade and McDATA have filed with the SEC and have mailed to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Brocade, McDATA, the transaction, and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Brocade and McDATA through the Web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Brocade by contacting Investor Relations at 408-333-5752 or investor-relations@brocade.com or from McDATA by contacting Investor Relations at 408-567-5815 or investor_relations@mcdata.com.

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Brocade’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about February 24, 2006. This document is available free of charge at the SEC’s Web site at www.sec.gov and from Brocade by contacting Investor Relations at 408-333-5752 or investor-relations@brocade.com.

McDATA and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in McDATA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 9, 2006. This document is available free of charge at the SEC’s Web site at www.sec.gov and from McDATA by contacting Investor Relations at 408-567-5815 or investor_relations@mcdata.com.